EXHIBIT 10.35A

OCEANFIRST FINANCIAL CORP.
AMENDMENT NO. 1 TO
CONFIDENTIALITY AND EMPLOYEE RESTRICTION AGREEMENT

This amendment (this “Amendment”) is entered into on this _____ day of June, 2017, by and between _____________ (the “Executive”) and OceanFirst Financial Corp., a Delaware corporation (the “Holding Company”).
WHEREAS, on April 5, 2017 the Executive and the Holding Company previously entered into an Executive Employment Agreement (“the “Employment Agreement”) and a Confidentiality and Executive Restriction Agreement attached thereto as Exhibit A (the “Confidentiality Agreement”); and
WHEREAS, the Executive and the Holding Company deem it in their best interests to amend the Confidentiality Agreement as provided below.
NOW THEREFORE, in consideration of the above premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt of which is acknowledged, the Executive and the Holding Company agree as follows:
1.    Amendment to the Confidentiality Agreement. The Confidentiality Agreement is hereby amended by adding the following paragraph between paragraphs 3 and 4.
3A.    Protected Rights. Executive understands that nothing contained in this Confidentiality Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Office of the Comptroller of the Currency, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Confidentiality Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other Company confidential information, without notice to the Company. This Confidentiality Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.
2.    Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Amendment.

3.    No Other Amendments. Except as expressly amended hereby, the provisions of the Confidentiality Agreement are hereby ratified and confirmed by the parties and shall remain unchanged and in full force and effect. All references in the Employment Agreement to the Confidentiality Agreement and all references in the Confidentiality Agreement to "this Confidentiality Agreement" shall be read as references to the Confidentiality Agreement, as amended hereby.

4.    Construction and Governing Law. This Amendment shall be construed together with, and as a part of, the Confidentiality Agreement and shall be governed in all respects by the laws of the State of New Jersey as such laws are applied to agreements to be performed entirely in such state, except to the extent preempted by federal law.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

OCEANFIRST FINANCIAL CORP.

By:
Name:
Title:

Executive